Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”) effects an agreeable separation of the employment relationship between Matthew Flandermeyer (“EXECUTIVE”) and Golden Entertainment, Inc.,  (“COMPANY”), as well as a resolution of any claims, known and unknown, now existing between the parties.  The terms of the agreement are as follows:

1.      Separation of Employment:  EXECUTIVE’s employment with COMPANY terminates pursuant to Section 7(d) of EXECUTIVE’s Employment Agreement, effective November 28, 2016 (“Separation Date”), and COMPANY and EXECUTIVE hereby waive the prior written notice requirement thereunder.  Notwithstanding, EXECUTIVE remains bound by COMPANY’S nondisclosure and confidentiality policies and procedures in place during EXECUTIVE’S employment with COMPANY, as well as any other contractual or non-contractual obligations that continue and/or survive the separation of EXECUTIVE’s employment, all of which are incorporated herein by reference.

1.1     Consideration:  In consideration for the terms of this Agreement and assuming EXECUTIVE is and continues to be in compliance with the terms of this Agreement, COMPANY agrees to (i) pay EXECUTIVE Four Hundred and Fifty Thousand Dollars ($450,000) (“Separation Payment”), after the expiration of the revocation period set forth in Section 2.2 below, (ii) pay EXECUTIVE a monthly payment equal to Twenty Thousand Dollars ($20,000) for providing post-separation financial consulting services as an independent contractor to COMPANY for a timeframe to be determined by the COMPANY for up to six (6) months (“Consulting Period ”), (iii) pay EXECUTIVE a monthly payment equal to the actual monthly premium of COBRA continuation coverage of COMPANY provided health care insurance and ArmadaCare until EXECUTIVE secures alternative employment which provides health care insurance or for up to eighteen (18) months after the Separation Date, whichever occurs first, assuming EXECUTIVE is eligible for and in fact elects COBRA continuation coverage (“Continuation Reimbursements”), (iv) provide a laptop computer to EXECUTIVE for personal use, and (v) accelerate the vesting of 55,000 of EXECUTIVE’s outstanding unvested stock options effective the Separation Date, after the expiration of the revocation period set forth in Section 2.2 below.  Notwithstanding the foregoing, with regard to COBRA Continuation Reimbursements, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to the EXECUTIVE the foregoing monthly amount as a taxable monthly payment for the remainder of the applicable period.  The Separation Payment will be made within ten (10) days of the Separation Date and will be subject to normal payroll withholdings as required by applicable state or federal law.  The first 1099 Consulting Payment and Continuation Reimbursement will be made on December 1, 2016.  EXECUTIVE’s receipt of all consideration referenced herein is contingent upon the expiration of the revocation period set forth in Section 2.2 below.

EXECUTIVE acknowledges that no further amounts are due and owing to him other than amounts for Base Salary and unused PTO through the Separation Date and any unreimbursed costs and expenses.

1.2     Stock Options:  Notwithstanding the terms and conditions of the Stock Option Grant Notice and Stock Option Agreement between COMPANY and EXECUTIVE (the “Option Agreement”), the vesting of 55,000 of EXECUTIVE’s outstanding unvested stock options as indicated in Section 1.1(v) above shall automatically be accelerated on the Separation Date.  EXECUTIVE acknowledges that as of the Separation Date, he will have vested in a total of 119,166 stock options, including the 55,000 accelerated unvested options described in Section 1.1(v) above, and no more. The exercise of any stock options shall continue to be subject to the terms and conditions of the Option Agreement, and the stock options will remain exercisable as and to the extent provided in Section 2.3(c)

of the Option Agreement (i.e., subject to Section 12.2 of the 2015 Plan, until the expiration of three months following the “Initial Exercisability Date” as defined in the Option Agreement).  Except to the limited extent expressly amended hereby, the Option Agreement remains in full force and effect and unchanged by this Agreement.  The Option Agreement and the stock options granted thereunder shall remain subject to the terms and conditions of the Golden Entertainment, Inc. 2015 Incentive Award Plan, as the same may be amended or amended and restated from time to time (the “2015 Plan”).

1.3     Restrictive Covenants:  Pursuant to Section 11 and the additional restrictive covenants contained in EXECUTIVE’s Employment Agreement, EXECUTIVE acknowledges that, in light of the consideration provided by COMPANY in support of this Agreement, he remains bound by those restrictive covenants and conditions contained in Sections 10 and 11 of EXECUTIVE’s Employment Agreement, including the Non-Competition Covenant (Section 11 of EXECUTIVE’s Employment Agreement), for two (2) years after the separation of EXECUTIVE’s employment.  This includes, but is not limited to, the prohibition contained in Section 11 of EXECUTIVE’s Employment Agreement on EXECUTIVE’s ability to perform services as an executive, employee, consultant, officer, director, independent contractor, principal, agent or otherwise for any person or entity that operates, owns or engages in the operation of casinos, route operations or taverns that offer restricted and/or nonrestricted gaming, regardless of the number of gaming machines, in Nevada, Maryland and Montana.  Competitive casino operations include, but are not limited to, local casino businesses in Clark County, Nevada, such as Boyd Gaming Corp., Stations Casinos LLC and related entities, Nevada Gold & Casinos, Inc., Affinity Gaming, Jett Gaming, LLC, HRHH Hotel/Casino, LLC (Hard Rock Hotel and Casino), Penn National Gaming, Inc. and Paragon Gaming, LLC.  For avoidance of doubt, Executive’s wife’s ownership in restricted gaming locations shall not constitute competition with the Company for purposes of this Agreement.

2.      Waivers and Releases: General Release; Release of Claims Under Age Discrimination in Employment Act:

2.1     EXECUTIVE agrees to release and forever discharge COMPANY and any of its respective affiliates and any of their current, past, or future agents, attorneys, servants, employees, partners, owners, fiduciaries, employee benefit plans, affiliated business entities, and any person or entity acting by, through, under or in concert with them (collectively referred to as “Released Parties”) from any and all claims, demands, damages, causes of action, and any liability whatsoever which EXECUTIVE has or may have, whether known or unknown, whether specifically mentioned in this Agreement or not, from the beginning of time up to and including the date EXECUTIVE signs this Agreement.  This release includes, but is not limited to, the release of any cause of action, right, claim or liability arising out of EXECUTIVE’s employment with COMPANY or any of its affiliates or the termination of such employment.  This release further includes, but is not limited to, the release of any cause of action, right, claim or liability under Title VII of the 1964 Civil Rights Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Fair Labor Standards Act, the Rehabilitation Act of 1974, the Family Medical Leave Act, the Americans With Disabilities Act of 1990, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Immigration Reform and Control Act of 1986, any claims for violation of the Civil Rights Act of 1866, and any amendments thereto and any other state or local anti-discrimination laws or equal employment opportunity law or statute; any claim for retaliation; any common law claim, including, but not limited to, wrongful discharge or discharge in violation of public policy, breach of implied or express contract or the covenant of good faith and fair dealing, and any other claim in tort or contract arising under the law.

2.2     EXECUTIVE acknowledges and agrees that in addition to the General Release in Section 2.1 herein, he is waiving and releasing any and all claims under the Age Discrimination and Employment Act (“ADEA”) that arose during EXECUTIVE’s employment.  Furthermore, in accordance with the Older Workers Benefits and Protections Act, EXECUTIVE acknowledges that: 1) this Agreement does not waive or release claims under the ADEA that may arise after EXECUTIVE’s termination of employment; 2) this Agreement is voluntary and knowing; 3) this Agreement has been written in a manner that is easy to understand and EXECUTIVE understands the Agreement; 4) EXECUTIVE has received a copy of this Agreement; 5) before signing the Agreement, EXECUTIVE is advised to consult with an attorney; 6) EXECUTIVE has twenty-one (21) days to review and consider this Agreement before signing it, but has the right to sign the Agreement before the expiration of the twenty-one (21) day period; and 7) for a period of seven (7) days after signing the Agreement, EXECUTIVE may revoke the Agreement by sending written notice to Katherine Roden, Vice President of Human Resources  at Golden Entertainment, Inc., 6595 South Jones Boulevard, Las Vegas, Nevada 89118.

2.3     This release does not require EXECUTIVE to release workers’ compensation or unemployment compensation claims nor to waive any rights or claims that may arise after the effect date of this Agreement.  This Agreement also does not prohibit EXECUTIVE from filing an administrative charge with a government agency, but this Agreement does release any claim which EXECUTIVE has or may have for monetary relief, reinstatement, or for any other remedy for EXECUTIVE personally, arising out of any proceeding before any government agency or court.  If any agency or court should take jurisdiction over any matter in which EXECUTIVE has or may have any personal interest, whether initiated by EXECUTIVE or otherwise, EXECUTIVE must promptly inform that agency or court that this Agreement constitutes a full and final settlement by EXECUTIVE of all claims released under this Agreement. EXECUTIVE therefore waives any right he has or may have to share in any relief, monetary or otherwise, relating to any claim released herein, whether such claim was initiated by EXECUTIVE or not.

3.      Bar:  EXECUTIVE agrees that this Agreement may be pled as a complete bar to any individual recovery in any proceedings, action or suit before any court, with respect to any claim under federal, state, local or other law relating to his employment with COMPANY or the termination of such employment.

4.      Confidentiality and Non-Disparagement:  Until this Agreement is filed publicly by the COMPANY, EXECUTIVE agrees that he will keep both the existence and terms of this Agreement completely confidential and will not disclose the contents of this Agreement to anyone except his tax advisor, health care provider (to the extent necessary for medical care purposes), attorney and/or spouse, unless required to do so by force of law.  EXECUTIVE further agrees that he will not disparage COMPANY, or any of the Released Parties, in any way, including but not limited to making negative statements or implications, in written or verbal form, to any third party, including the media, current or potential customers, business associates, vendors, employees or affiliates of COMPANY or Released Parties.  COMPANY similarly agrees to take reasonable steps to comply with this non-disparagement provision, but only as to purported disparaging or salacious statements made by COMPANY’s Officer’s, Senior Staff, and Directors, and only if such disparaging statements are made within the scope of their respective employment when serving in their managerial capacities for COMPANY.  Any disclosure or breach of this confidentiality and non-disparagement provision shall be deemed a material breach of this Agreement.

5.      Company Property; Certain Resignations:  EXECUTIVE acknowledges and agrees that all files, records, documents, memoranda, notes, lists, records and other documents, in whatever form or media and regardless of how or where stored, containing or reflecting COMPANY’s Confidential Information (as described herein and any Employment Agreement EXECUTIVE has with COMPANY), made or compiled by EXECUTIVE or made available to EXECUTIVE, and any other property of the COMPANY, are and remain the property of the COMPANY and shall be delivered to the COMPANY on or before EXECUTIVE’s Separation Date.  EXECUTIVE further acknowledges and agrees that all equipment, devices and all other items relating to the business of the COMPANY, are and shall remain the exclusive property of the COMPANY and shall not be removed from the premises of the COMPANY by the EXECUTIVE, directly or indirectly, under any circumstances.  Failure to return COMPANY property shall be considered a material breach of this Agreement.  This includes the COMPANY vehicle and phone (although EXECUTIVE will be allowed to maintain number).  EXECUTIVE hereby resigns from his positions as an officer of the COMPANY, including without limitation, his positions as Executive Vice President, Chief Financial Officer and Secretary of the COMPANY, and from all other positions he holds with the Company and its subsidiaries and affiliated entities, including without limitation, all positions as an officer, director, member, manager or agent thereof, in each case effective as of the Separation Date.

7.      Denial of Liability:  No provision of this Agreement shall be construed as an admission by EXECUTIVE or COMPANY of improper conduct, omissions, or liability.

8.      Consultation with Counsel:  EXECUTIVE acknowledges that this Agreement constitutes written notice from COMPANY that he should consult with an attorney before signing this Agreement.  EXECUTIVE acknowledges that he has had an opportunity to fully discuss all aspects of this Agreement with an attorney to the extent he desires to do so.  EXECUTIVE agrees that EXECUTIVE has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement.

9.      Incorporation of Certain Terms by Reference; Complete Agreement:  Sections 12, 15 and 21 of the Employment Agreement between EXECUTIVE and COMPANY (the “Employment Agreement”) are hereby incorporated herein by this reference and shall apply to this Agreement as if set forth in full herein, mutatis mutandis.  This Agreement, the Employment Agreement and the Option Agreement set forth the entire agreement between the parties hereto.  EXECUTIVE acknowledges that COMPANY has made no promises to him other than those contained in this Agreement, the Employment Agreement and the Option Agreement, and that he is not relying on any promises or representations which do not appear written herein or therein.

10.      Choice of Law:  Despite the choice of law provisions of the State of Nevada, this Agreement shall be construed, enforced, and governed by the laws of the State of Nevada.

11.      Severability:  Should any provision of this Agreement be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

[Signature Page Follows]

***EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE UNDERSTANDS AND AGREES TO THE PROVISIONS AND WAIVERS CONTAINED WITHIN THIS AGREEMENT AND IS SIGNING THIS AGREEMENT VOLUNTARILY, OF HIS OWN FREE WILL, WITHOUT DURESS OR COERCION***

DATE: November 11, 2016	/s/ Matthew W. Flandermeyer
Matthew Flandermeyer

Subscribed and Sworn to before me by Matthew Flandermeyer, known to me, on this 11th day of November, 2016.

/s/ Anne Marie Long
Notary Public

Golden Entertainment, Inc.

DATE: November 11, 2016	By:	/s/ Blake L. Sartini
	Name:	Blake L. Sartini
Title:

5